UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2013

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	00028489	02-0563870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 452-9813

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 16, 2013, Advaxis, Inc. (the “Company”) issued a press release announcing the pricing of its public offering of an aggregate of 5,750,00 shares of its common stock and warrants to purchase up to an aggregate of 2,875,000 shares of its common stock, at an offering price of $4.00 per share of common stock and $0.001 per warrant. The press release also announced that the Company granted the representative of the underwriters a 45-day option to purchase up to 862,500 additional shares of common stock and/or warrants to purchase up to 431,250 additional shares from the Company to cover over-allotments, if any, as well as the listing of the Company’s common stock and warrants on The NASDAQ Capital Market under the symbols “ADXS” and “ADXSW,” respectively. A copy of the press release is attached hereto as Exhibit 99.1.

October 18, 2013, the Company issued a press release announcing the exercise in full of the overallotment option granted to the representative of the underwriters for an aggregate of 862,500 shares of its common stock and warrants to purchase up to an aggregate of 431,250 shares of its common stock, at an offering price of $4.00 per share of common stock and $0.001 per warrant, in connection with its previously announced underwritten public offering of 5,750,000 shares of common stock and warrants to purchase up to an aggregate of 2,875,000 shares of common stock.. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated October 16, 2013.

99.2	Press Release dated October 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.

By:	/s/ Daniel O’Connor
Name: Daniel O’Connor
Title: Chief Executive Officer

Date: October 18, 2013